    As filed with the Securities and Exchange Commission on March 2, 2001.

                                                   Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                NAVISITE, INC.
            (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                            52-2137343
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

400 MINUTEMAN ROAD, ANDOVER, MASSACHUSETTS                    01810
(Address of Principal Executive Offices)                    (Zip Code)

                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                                 JOEL B. ROSEN
                            CHIEF EXECUTIVE OFFICER
                                NAVISITE, INC.
                              400 MINUTEMAN ROAD
                               ANDOVER, MA 01810
                    (Name and Address of Agent for Service)

                                (978) 682-8300
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE


       Title of                           Proposed Maximum
      Securities            Amount            Offering           Proposed Maximum         Amount of
        to be               to be               Price           Aggregate Offering      Registration
      Registered          Registered          Per Share              Price                  Fee
------------------   ------------------   ----------------      ------------------      -------------
Common stock, $0.01         150,000        $1.98435(1)           $297,653(1)             $75
 par value                  shares


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices of the common stock as reported by the Nasdaq National Market on February 28, 2001.

                    STATEMENT OF INCORPORATION BY REFERENCE

     Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, file No. 333-89987, relating to the Registrant's 1999 Employee Stock Purchase Plan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Andover, Massachusetts on March 2, 2001.

                                        NAVISITE, INC.


                                  By:   /s/ Joel B. Rosen
                                        -------------------------------------
                                        Joel B. Rosen
                                        President and Chief Executive Officer


                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of NaviSite, Inc., hereby severally constitute and appoint Joel B. Rosen, Kenneth W. Hale and Scott N. Semel, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable NaviSite, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature                                                    Title                               Date
--------------------------------------------  -----------------------------------  --------------------------------

/s/ Joel B. Rosen                             President, Chief Executive Officer   March 2, 2001
--------------------------------------------  and Director (Principal Executive
Joel B. Rosen                                 Officer)

/s/ Kenneth W. Hale                           Chief Financial Officer and          March 2, 2001
--------------------------------------------  Treasurer (Principal Financial
Kenneth W. Hale                               Officer and Principal Accounting
                                              Officer)

/s/ David S. Wetherell                        Chairman of the Board                March 2, 2001
--------------------------------------------
David S. Wetherell

                                               Director
--------------------------------------------
Andrew J. Hajducky III

                                               Director
--------------------------------------------
James F. Moore

/s/ Stephen D.R. Moore                        Director                             March 2, 2001
--------------------------------------------
Stephen D.R. Moore

/s/ Craig D. Goldman                          Director                             March 2, 2001
--------------------------------------------
Craig D. Goldman

                                 EXHIBIT INDEX

Exhibit
Number        Description
-----         ------------
   4.1  (1)  Amended and Restated Certificate of Incorporation.

   4.2  (1)  Amended and Restated By-Laws.

   4.3 (2) Specimen Certificate representing shares of common stock of the Registrant.

   4.4 (2) Series C Convertible Preferred Stock Purchase Agreement, dated as of June 3, 1999, by and between Dell USA L.P. and the Registrant.

   4.5 (2) Series D Convertible Preferred Stock Purchase Agreement, dated as of June 3, 1999, by and between Microsoft Corporation and the Registrant.

   4.6 (1) Investor Rights Agreement, dated as of October 27, 1999, by and between CMGI, Inc. and the Registrant.

   4.7 (3) Common Stock Purchase Agreement, dated as of June 8, 2000, by and between the Registrant and CMGI, Inc.

   4.8 (3) Amendment No. 1 to the Investors Right Agreement, dated as of October 27, 1999, by and between CMGI, Inc. and the Registrant.

   4.9 (4) Note and Warrant Purchase Agreement, dated as of December 12, 2000, by and between the Registrant and CMGI, Inc.

   4.10 (4) 7.5% Convertible Subordinated Note due December 12, 2003 issued by the Registrant to CMGI, Inc., dated as of December 12, 2000.

   4.11 (4) Form of 7.5% Convertible Subordinated Note due December 12, 2003, issued by the Registrant to CMGI, Inc.

   4.12 (4) Form of Common Stock Warrant No. 1 issued by the Registrant to CMGI, Inc., dated as of December 15, 2000.

   4.13 (4) Form of Common Stock Warrant No. 2 issued by the Registrant to CMGI, Inc., dated as of December 15, 2000.

   4.14 (4) Amendment No. 2 to the Investor Rights Agreement, dated as of October 27, 1999 and first amended on June 8, 2000, by and between the Registrant and CMGI, Inc.

   4.15 (4) Subordination Agreement, dated as of December 12, 2000, by and between the Registrant and CMGI, Inc.

   5.1       Opinion of Hale and Dorr LLP.

  23.1       Consent of Hale and Dorr LLP (included in Exhibit 5).

  23.2       Consent of KPMG LLP.

  24.1 Power of Attorney (included in the signature page of this Registration Statement).

(1) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended October 31, 1999.

(2) Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-83501).

(3) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended April 30, 2000.

(4) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended October 31, 2000.